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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference, in Lucent Technologies Inc.'s registration statement on Form S-8, of our reports dated June 23, 1997 included in AGCS Hourly Savings Plan's and AGCS Savings Plan's Annual Reports on Forms 11-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP


Phoenix, Arizona,
August 18, 1997.